Exhibit 99.(14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated June 28, 2024, relating to the financial statements and financial highlights of Ionic Inflation Protection ETF, a series of Tidal ETF Trust, which are included in Form N-CSR for the year ended April 30, 2024, and to the references to our firm under the headings “Questions and Answers” and “Financial Highlights” in the Combined Information Statement and Prospectus, “Representations and Warranties” in Appendix A – Form of Agreement and Plan of Reorganization and Termination, and “Financial Highlights” in Appendix D.

We also consent to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated August 28, 2024, each included in Post-Effective Amendment No. 225 and Amendment No. 226 to the Registration Statement (Form N-1A, File Nos. 333-227298 and 811-23377 under the Securities Act of 1933 and Investment Company Act of 1940, respectively) of Tidal ETF Trust, filed with the Securities and Exchange Commission, and each incorporated by reference into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ COHEN & COMPANY, LTD.
Milwaukee, Wisconsin
January 22, 2025

COHEN & COMPANY, LTD.
Registered with the Public Company Accounting Oversight Board
800.229.1099 | 866.818.4538 FAX | cohenco.com

“Cohen & Co” is the brand name under which Cohen & Company, Ltd. and Cohen & Co Advisory, LLC, and its subsidiary entities, provide professional services. Cohen & Company, Ltd. and Cohen & Co Advisory, LLC practice in an alternative practice structure in accordance with the AICPA Code of Professional Conduct and applicable law, regulations and professional standards. Cohen & Company, Ltd. is a licensed independent CPA firm that provides attest services to its clients. Cohen & Co Advisory, LLC and its subsidiary entities provide tax, advisory and business consulting services to their clients and are not licensed CPA firms. The entities operating under the Cohen & Co brand are independently owned and are not responsible for the services provided by any other entity operating under the Cohen & Co brand. Our use of terms such as “our firm,” “we,” “us” and other terms of similar import denote the alternative practice structure of Cohen & Company, Ltd. and Cohen & Co Advisory, LLC.